Exhibit 99.1

SHOALS TECHNOLOGIES GROUP, INC. ANNOUNCES PRICING OF

UPSIZED INITIAL PUBLIC OFFERING

PORTLAND, TN, January 26, 2021 (GLOBAL NEWSWIRE) – Shoals Technologies Group, Inc. (the “Company”) today announced the pricing of its upsized initial public offering of 77,000,000 shares of its Class A common stock at a price to the public of $25.00 per share. The offering consists of 9,000,000 shares of Class A common stock being sold by the Company and 68,000,000 shares of Class A common stock being sold by a parent entity of the Company controlled by funds managed by Oaktree Capital Management, L.P. (the “Selling Stockholder”). In addition, the Company and the Selling Stockholder granted the underwriters a 30-day option to purchase up to an additional 11,550,000 shares (the “Additional Shares”) at the public offering price, less underwriting discounts and commissions. The Additional Shares consist of up to 2,550,000 shares of Class A common stock offered by the Company and up to 9,000,000 shares of Class A common stock offered by the Selling Stockholder. The Company will not receive any proceeds from any sale of shares by the Selling Stockholder. The shares of Class A common stock are expected to begin trading on the Nasdaq Global Market on January 27, 2021 under the symbol “SHLS.” The offering is expected to close on January 29, 2021, subject to customary closing conditions.

Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint book-running managers and representatives of the underwriters for the offering. Guggenheim Securities and UBS Investment Bank are also acting as joint book-running managers and Morgan Stanley, Barclays and Credit Suisse are acting as book-runners. Cowen and Oppenheimer & Co. Inc. are acting as co-managers.

A registration statement relating to this offering was declared effective by the Securities and Exchange Commission on January 26, 2021. This offering is being made only by means of a prospectus, copies of which may be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282 (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: 1-866-803-9204), or by email at prospectus-eq_fi@jpmchase.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, by telephone at (212) 518-9658, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; and UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at (888) 827-7275 or by email at ol-prospectus-request@ubs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Shoals Technologies Group, Inc.

Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (“EBOS”) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally.

Forward Looking Statements

This press release contains forward looking statements, including statements regarding the initial public offering. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward looking statements as a result of a number of factors, including those in the Company’s registration statement filed with the Securities and Exchange Commission.

Contacts:

Phone: 615-323-9836

Investors:

Email: investors@shoals.com

Media:

Email: media@shoals.com